U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

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Date of Report (Date of earliest event reported)  . . . . . . .    June 25, 1998


                         WORLDPORT COMMUNICATIONS, INC.
      (Exact name of small business registrant as specified in its charter)

          Delaware            33-32341-D                  84-1127336
     ------------------    -------------------         --------------------
     (State or other     (Commission File Number)      (I.R.S. Employer
       Jurisdiction      Identification Number)
    of incorporation)


                            1701 Barrett Lakes Blvd.
                                    Suite 180
                               Kennesaw, GA  30144
                           --------------------------
                         (Address, including zip code of
                          principal executive offices)

                                 (770) 792-8735
                           ---------------------------
                         (Registrant's telephone number)



Item 2.   Acquisition or Disposition of Assets

On June 25, 1998, the Registrant completed the acquisition of EnerTel N.V. ("EnerTel"), an alternative public telecommunications operator in The Netherlands from a group of cable, utility and telecommunications companies. The transaction was a stock purchase valued at approximately $110 million, paid in cash. Funds for the acquisition were borrowed under a new credit agreement arranged by Bankers Trust Company. The Registrant intends to continue to operate the business of EnerTel.

Item 7.   Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.

          The financial statements of EnerTel will be provided within 60 days of the due date of the filing of this Form 8-K.

     (b)  Pro Forma Financial Information

          The pro forma financial statements will be provided within 60 days of the due date of the filing of this Form 8-K.

     (c)  Exhibits

          Exhibit No.

                                   Description

               2.1 Share Purchase Agreement, dated June 15, 1998, by and between NV Energiedistributiemaatschappij voor Oost-en Noord Nederland, NV NUON Enegie-onderneming voor Gelderland, Friesland en Flevoland, NV Provinciale Noord-Brabantse Energie-Maatschappij (PNEM), NV Maatschappij voor Electriciteit en Gas Limburg (MEGA Limburg), NV Regionale Energiemaatschappij Utrecht
                         (REMU), Energie Noord West (ENW) NV, NV Delta Nutsbedrijven, NV Electriciteitsbedrijf Zuid-Holland, NV ENECO, NV Casema, WorldPort Communications (Europe) BV, and EnerTel NV, with attached list of schedules.



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              WORLDPORT COMMUNICATIONS, INC.
Date:   July 9, 1998


                              By: /s/ Phillip S. Magiera
                              Name:  Phillip S. Magiera
                              Title: Chief Financial Officer